As filed with the Securities and Exchange Commission on March 24, 2022

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TABOOLA.COM LTD.

(Exact Name of Registrant as Specified in Its Charter)

State of Israel	7370	Not applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Taboola.com Ltd. 2021 Share Incentive Plan

(Full Title of the Plan)

Taboola.com Ltd.

16 Madison Square West

7th Floor

New York, NY

10010

(212) 206-7633

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TABOOLA INC.

16 Madison Square West

7th Floor

New York, NY

10010

(212) 206-7633

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Michael Kaplan Lee Hochbaum Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Shachar Hadar Assaf Naveh Ran Camchy Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Taboola.com Ltd. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 11,701,587 additional ordinary shares, with no par value (“Shares”), for issuance under the Registrant’s 2021 Share Incentive Plan (the “2021 Plan”) pursuant to the provisions of the 2021 Plan that provide for an automatic annual increase in the number of shares reserved for issuance under the 2021 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 28, 2021 (Registration No. 333-257478). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2022 (the “Annual Report”);

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s ordinary shares included as Exhibit 2.3 to the Annual Report referred to in (a) above.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the Shares registered hereby have been passed on by Meitar | Law Offices.

Item 8. Exhibits.

Exhibit Number
4.1	11th Amended and Restated Articles of Associate of Taboola.com Ltd. (incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F filed on March 24, 2022 (File No. 001-40566)
5.1	Opinion of Meitar | Law Offices (filed herewith)
23.1	Consent of Meitar | Law Offices (included in Exhibit 5.1)
23.2	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, relating to the financial statements of the Registrant (filed herewith)
24.1	Power of Attorney (filed herewith)
99.1	2021 Share Incentive Plan, incorporated by reference to Exhibit 99.4 to the Registrant’s Form S-8, filed with the Commission on June 28, 2021 (File No. 333-257478)
10.7	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 24th day of March, 2022.

Taboola.com Ltd.

By:	/s/ Stephen Walker
Name:	Stephen Walker
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam Singolda, Stephen Walker and Blythe Holden and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Singolda	Founder, Chief Executive Officer & Director	March 24, 2022
Adam Singolda	(Principal Executive Officer)

/s/ Stephen Walker	Chief Financial Officer	March 24, 2022
Stephen Walker	(Principal Financial Officer and Principal Accounting Officer)

/s/ Zvi Limon	Chair of the Board of Directors	March 24, 2022
Zvi Limon

/s/ Erez Shachar	Director	March 24, 2022
Erez Shachar

Director
Nechemia J. Peres

/s/ Richard Scanlon	Director	March 24, 2022
Richard Scanlon

/s/ Deirdre Bigley	Director	March 24, 2022
Deirdre Bigley

/s/ Lynda Clarizio	Director	March 24, 2022
Lynda Clarizio

/s/ Gilad Shany	Director	March 24, 2022
Gilad Shany